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                                  EXHIBIT 16.2




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                               CHARLES M. STIVERS
                     --------------------------------------
                          Certified Public Accountant
                     --------------------------------------
                     1106 Manchester Square Shopping Center
        MEMBER             Manchester, Kentucky 40962             MEMBER
   KENTUCKY SOCIETY OF          (606) 598-1464            AMERICAN INSTITUTE OF
CERTIFIED PUBLIC ACCOUNTANTS                        CERTIFIED PUBLIC ACCOUNTANTS



                                  July 28, 1997

Securities and Exchange Commission
459 Fifth Street
Washington, D.C. 20549

Gentlemen:

     We have read the statements made by Tengasco in Form 10-SB, which we understand will be filed with the Commission, with respect to the change in accountants from Price-Bednar, LLP to our firm and thereafter, from our firm to BDO Seidman LLP. We agree with the statements concerning our firm in such Form 10-SB.


                                             Very truly yours,

                                             /s/ Charles M. Stivers

                                             Charles M. Stivers
                                             Certified Public Accountant